As filed with the Securities and Exchange Commission on December 19, 2000
                                                                   File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            SOUTHWEST GAS CORPORATION
             (Exact name of Registrant as specified in its charter)
                California                              88-0085720
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)

                            5241 Spring Mountain Road
                                 P.O. Box 98510
                          Las Vegas, Nevada 89193-8510
                                 (702) 876-7237
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                 GEORGE C. BIEHL
    Executive Vice President, Chief Financial Officer and Corporate Secretary
                            Southwest Gas Corporation
                            5241 Spring Mountain Road
                                 P.O. Box 98510
                          Las Vegas, Nevada 89193-8510
                                 (702) 876-7237
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []


                                           CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                                 Proposed maximum            Amount of
                                                                                     aggregate              registration
                 Title of securities being registered                             offering price              Fee (5)
-------------------------------------------------------------------------------------------------------------------------

Debt Securities................................................................         (1)                       NA
=========================================================================================================================

Preferred Stock (without par value)........................................           (1) (2)                     NA
=========================================================================================================================

Depositary Shares............................................................       (1) (2) (3)                   NA
=========================================================================================================================

Common Stock ($1 par value)..............................................             (1) (4)                     NA
=========================================================================================================================

Total............................................................................  $400,000,000               $105,600
=========================================================================================================================

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

(Footnotes from proceeding page)

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $400,000,000 or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $400,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Shares of Preferred Stock and Depositary Shares may be issuable upon conversion of Debt Securities registered hereby.

(3) In the event Southwest Gas Corporation elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under any such Deposit Agreement.

(4) Shares of Common Stock may be issuable in primary offerings and upon conversion of the Preferred Stock or Debt Securities registered hereby.

(5) Calculated pursuant to Rule 457 (o) of the rules and regulations under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated December 19, 2000

PROSPECTUS

                                  $400,000,000
                            SOUTHWEST GAS CORPORATION
      Debt Securities, Preferred Stock, Depositary Shares and Common Stock

         We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

         Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _____________.


TABLE OF CONTENTS

------------------------------------------------------------------------------------------------- ------------------
CAPTION                                                                                                 PAGE
------------------------------------------------------------------------------------------------- ------------------
ABOUT THIS PROSPECTUS                                                                                     2
------------------------------------------------------------------------------------------------- ------------------
FORWARD-LOOKING STATEMENTS                                                                                3
------------------------------------------------------------------------------------------------- ------------------
WHERE YOU CAN FIND MORE INFORMATION                                                                       3
------------------------------------------------------------------------------------------------- ------------------
SOUTHWEST GAS CORPORATION (SOUTHWEST)                                                                     5
------------------------------------------------------------------------------------------------- ------------------
USE OF PROCEEDS                                                                                           5
------------------------------------------------------------------------------------------------- ------------------
RATIOS OF SOUTHWEST'S EARNINGS TO FIXED CHARGES                                                           6
------------------------------------------------------------------------------------------------- ------------------
DESCRIPTION OF DEBT SECURITIES                                                                            7
------------------------------------------------------------------------------------------------- ------------------
DESCRIPTION OF SOUTHWEST'S COMMON, PREFERRED, AND PREFERENCE STOCK                                       16
------------------------------------------------------------------------------------------------- ------------------
DESCRIPTION OF DEPOSITARY SHARES                                                                         19
------------------------------------------------------------------------------------------------- ------------------
ANTI-TAKEOVER MATTERS                                                                                    20
------------------------------------------------------------------------------------------------- ------------------
PLAN OF DISTRIBUTION                                                                                     21
------------------------------------------------------------------------------------------------- ------------------
EXPERTS                                                                                                  23
------------------------------------------------------------------------------------------------- ------------------
LEGAL MATTERS                                                                                            23
------------------------------------------------------------------------------------------------- ------------------

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC". By using a shelf registration statement, we may sell up to $400,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information".

         You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 1999 Annual Report on Form 10-K and our 1999 Quarterly Reports on Form 10-Q incorporated by reference into this prospectus.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder value may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. These statements are necessarily based upon various assumptions involving judgements with respect to the future including, among others, our ability to achieve revenue growth, national, regional and local economic, competitive and regulatory conditions and developments, technological developments, capital market conditions, inflation rates, interest rates, energy markets, weather conditions, business and regulatory or legal decisions, the pace of deregulation of retail natural gas and electricity, the timing and extent of changes in commodity prices for oil, natural gas and electricity, the timing and amount of rate relief, changes in capital requirements and funding, and resolution of the pending litigation, all of which are difficult to predict and many of which are beyond our control. You are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

         Southwest Gas Corporation (Southwest) files reports, proxy statements and other information with the SEC. Information filed with the SEC by Southwest can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

-----------------------  --------------------------  ---------------------------

Public Reference Room     New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
Room #1024                Suite #1300                  500 W. Madison St., #1400
Washington, D.C.  20549   New York, NY 10048           Chicago, IL 60661-2511
-----------------------  --------------------------  ---------------------------

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the

SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Southwest, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         Southwest's common stock is listed on the New York Stock Exchange (NYSE: SWX) and the Pacific Stock Exchange (PSE: SWX), and reports, proxy statements and other information concerning Southwest can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. In addition, reports, proxy statements and other information concerning Southwest can be inspected at its offices at 5241 Spring Mountain Road, Las Vegas, Nevada 89150.

         This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Southwest, as indicated below. Forms of the indentures, and other documents establishing the terms of the offered securities and the guarantees may be filed as exhibits to the registration statement or in a current report on Form 8-K. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

         The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Southwest.


----------------------------------------------------------- --------------------------------------------------------

                       SEC Filings                                                  Period
----------------------------------------------------------- --------------------------------------------------------

Annual Report on Form 10-K                                  Year Ended December 31, 1999
----------------------------------------------------------- --------------------------------------------------------

Quarterly Reports on Form 10-Q                              For the Quarters ended March 31, 2000, June 30, 2000
                                                            and September 30, 2000
----------------------------------------------------------- --------------------------------------------------------

Current Reports on Form 8-K                                 Dated January 21, 2000 and February 3, 2000
----------------------------------------------------------- --------------------------------------------------------

         We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of the offering of securities described in this prospectus.

         Southwest will provide, without charge, to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

         Southwest Gas Corporation
         5241 Spring Mountain Road
         P.O. Box 98510
         Las Vegas, Nevada 89193-8510
         Attention: Corporate Secretary
         Telephone: (702) 876-7237

                            SOUTHWEST GAS CORPORATION

         Southwest is a California corporation engaged in the business of purchasing, transporting, and distributing natural gas in portions of Arizona, Nevada and California. Our several service areas are geographically as well as economically diverse. Southwest is the largest distributor in Arizona distributing and transporting natural gas in most of southern, central and northwestern Arizona. We are also the largest distributor and transporter of natural gas in Nevada, and distribute and transport natural gas in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County. Southwest also provides local gas distribution companies with installation, replacement and maintenance services for underground natural gas distribution systems, through Northern Pipeline Construction Co., a wholly-owned subsidiary.

         Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the "CPUC"). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of Southwest's accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission.

         Our administrative offices are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

                                 USE OF PROCEEDS

         Unless stated otherwise in the applicable prospectus supplement, the proceeds from the sale of offered securities will be used to retire indebtedness and for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves.

                 RATIOS OF SOUTHWEST'S EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of Southwest's earnings to fixed charges for (a) the continuing operations of Southwest and (b) the continuing operations of Southwest adjusted for interest allocated to discontinued operations.

                                          For the Twelve
                                           Months Ended              For the Year Ended December 31,
                                                                ----------------------------------------
                                        September 30, 2000      1999     1998     1997     1996     1995
                                        ------------------      ----     ----     ----     ----     ----

Ratios of earnings to fixed charges (1):

     Continuing operations . . . . . . . . . . 1.48             1.78     2.08     1.28     1.15     1.06

     Adjusted for interest allocated to
         discontinued operations . . . . . . . 1.48             1.78     2.08     1.28     1.15     1.05

----------------

(1) For purposes of computing the ratios of earnings to fixed charges, earnings are defined as the sum of pretax income from continuing operations plus fixed charges. Fixed charges consist of all interest expense including capitalized interest, one-third of rent expense (which approximates the interest component of such expense) and amortized debt costs.


         The following table sets forth the ratios of Southwest's earnings to fixed charges and preferred and preference stock dividends for (a) the continuing operations of Southwest and (b) the continuing operations of Southwest adjusted for interest allocated to discontinued operations.

                                          For the Twelve
                                           Months Ended              For the Year Ended December 31,
                                                                ----------------------------------------
                                        September 30, 2000      1999     1998     1997     1996     1995
                                        ------------------      ----     ----     ----     ----     ----

Ratios of earnings to combined fixed charges and preferred and preference stock dividends (2):

     Continuing operations . . . . . . . . . . 1.48             1.78      2.08     1.28     1.15    1.05

     Adjusted for interest allocated to
         discontinued operations . . . . . . . 1.48             1.78      2.08     1.28     1.15    1.04

----------------

(2) See Note 1 above. Preferred and preference stock dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.

                         DESCRIPTION OF DEBT SECURITIES

         The following description sets forth the general terms and provisions of the debt securities that Southwest may offer by this prospectus. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt.

         The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

         The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

GENERAL

         We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southwest will be unsecured obligations.

         Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture (including any pricing supplement) and a board resolution or in one or more officer's certificates pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

a)       the title of the debt securities;

b)       any limit upon the principal amount of the debt securities;

c) the date or dates on which principal will be payable or how to determine the dates;

d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

e) any obligation or option to redeem, purchase or repay debt securities, or any option of the registered holder to require Southwest to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

g) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

h) whether the debt securities are to be issued in whole or in part in bearer form and, if so, the terms and conditions for the payment of interest;

i) the opportunity to convert or exchange debt securities to common stock, preferred stock or other debt securities; and

j)       any other terms of the debt securities.

(See Section 301.)

PAYMENT OF DEBT SECURITIES

         INTEREST

         Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date by check mailed and/or wire transferred to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid.

         However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

a) We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

b) Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirement of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

         PRINCIPAL

         Unless we indicate differently in a prospectus settlement, we will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

         In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents. (See Section 1002.)

FORM; TRANSFERS; EXCHANGES

         The debt securities will be issued in fully registered, bearer, coupon or global form and in denominations that are even multiples of $1,000, unless otherwise provided in a prospectus supplement.

         You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers.

         In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

         Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

GLOBAL SECURITIES

         The debt securities may be issued in the form of one or more global securities that will be deposited with a depositary identified in the applicable prospectus supplement. Under this arrangement, the depositary will hold the certificate for the debt securities and establish a book-entry registration and transfer system to cover the beneficial ownership of the debt securities. The book entry registration and transfer system is designed to eliminate the need to hold individual certificates representing the debt securities and ease the transfer and exchanges of interests, without affecting the rights and interests you may have as an owner of an interest in the debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be issued in global form will be described in the applicable prospectus supplement.

REDEMPTION

         We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any part of a series are to be redeemed, the trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

         Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 1107.)

         We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

(See Section 1106.)

EVENTS OF DEFAULT

         An "event of default" occurs with respect to debt securities of any series if:

(a) we do not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b) we do not pay principal or premium on any debt securities of the applicable series on its due date;

(c) we do not pay any sinking fund payments, when due, on any debt securities of the applicable series;

(d) we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to a specific series) of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the applicable series;

(e) we do not pay any portion of the principal of any other debt, including debt securities of any other series, with the principal amount outstanding of at least $15,000,000, when due and payable, for ten business days after we have received written notice of the default stating we are in breach and requiring remedy of the breach; notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the applicable series;

(f) file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

(g) any other event of default specified in the prospectus supplement occurs.

(See Section 501.)

         No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

REMEDIES

         ACCELERATION

         If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. (See Section 502.)

         RESCISSION OF ACCELERATION

         After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

         (a)      we pay or deposit with the trustee a sum sufficient to pay:

                  (1)      all overdue interest;

                  (2) the principal of and any premium which have become due otherwise than by the declaration of acceleration and overdue interest on these amounts;

                  (3)      interest on overdue interest to the extent lawful;

                  (4)      all amounts due to the trustee under the indenture;
                           and

         (b) all events of default, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

         For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

         CONTROL BY REGISTERED HOLDERS; LIMITATIONS

         Subject to the indenture, if an event of default with respect to the debt securities of any one series occurs and is continuing, the registered holders of a majority in the principal amount of the outstanding debt securities of that series will have the right to:

         (a) direct the time, method and place of conducting any proceeding for any remedy available to the trustee; or

         (b) exercise any trust or power conferred on the trustee with respect to the debt securities of the series.

         (c) the registered holders' directions will not conflict with any law or the indenture; and

         (d) the registered holders' directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

         The trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

         In addition, the indenture provides that no registered holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

         (a) that registered holder has previously given the trustee written notice of a continuing event of default;

         (b) the registered holders of 25% in aggregate principal amount of the outstanding debt securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default;

         (c) the registered holders have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

         (d) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of the affected series.

         Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Section 507.)

         However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See
Section 508.)

NOTICE OF DEFAULT

         The trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under "Events of Default," no notice shall be given to the registered holders until at least 30 days after the occurrence thereof. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interest of the registered holders.

         We will furnish the trustee with an annual statement as to the compliance by Southwest with the conditions and covenants in the indenture. (See Section 1004.)

WAIVER OF DEFAULT AND OF COMPLIANCE

         The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the registered holders of all debt securities of the series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security. (See Section 513.)

         Compliance with certain covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class. (See Section 513.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY;
NO FINANCIAL COVENANTS

         Subject to the provisions described in the next paragraph, Southwest will preserve its corporate existence. (See Section 1005.)

         Southwest has agreed not to consolidate with or merge into any other entity, or to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

         (a) the entity formed by the consolidation or into which Southwest is merged, or the entity which acquires or which leases the property and assets of Southwest substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities (or the debt securities guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of Southwest as the case may be, under the indenture; and

         (b) immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

(See Section 801.)

         The indenture does not contain any financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

         MODIFICATION OF INDENTURE

         WITHOUT REGISTERED HOLDER CONSENT

         Without the consent of any registered holders of debt securities, we and the applicable trustee may enter into one or more supplemental indentures for any of the following purposes:

         (a)      to evidence the succession of another entity to Southwest; or

         (b) to add one or more covenants of Southwest or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon Southwest; or

         (c) to add any additional events of default for all or any series of debt securities; or

         (d) to change or eliminate any provision of the indenture or to add any new provision to the indenture provided that such change, elimination or addition does not effect any outstanding security; or

         (e) to establish the form or terms of debt securities of any series as permitted by the indenture; or

         (f) to add to or change any of the provisions with respect to bearer securities, provided that such action will not adversely affect the holders of such securities; or

         (g) to evidence and provide for the acceptance of appointment of a successor trustee; or

         (h) to cure any ambiguity or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respects.

(See Section 901.)

         If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Southwest and the applicable trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment. (See Section 107.)

         WITH REGISTERED HOLDER CONSENT

         We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security directly affected thereby:

         (a) change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, impair the right to bring suit to enforce any payment, or modify the provisions of this Indenture with respect to conversion or exchange in a manner adverse to the holders;

         (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

         (c) modify certain of the provisions in the indenture relating to supplemental indentures.

         A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series. (See Section 902.)

MISCELLANEOUS PROVISIONS

         The indenture provides that certain debt securities, including those for which payment or redemption money have been deposited or set aside in trust as described under "Defeasance and Covenant Defeasance" below, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

         We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

DEFEASANCE AND COVENANT DEFEASANCE

         The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

         (a) discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance" (See Section 1301); and

         (b) released from our obligations under certain covenants with respect to any series of debt securities, which we refer to as "covenant defeasance". (See Section 1302.)

         One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payment or upon redemption. (See
Section 1304(1).)

         The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants described in the description of covenant defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

         Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

         Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance should not be treated as a taxable exchange.

RESIGNATION AND REMOVAL OF THE TRUSTEE; DEEMED RESIGNATION

         The trustee may resign at any time by giving written notice to us.

         The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

         No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. (See
Section 610.)

         Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned.

GOVERNING LAW

         Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See
Section 112.)

                           DESCRIPTION OF SOUTHWEST'S
                     COMMON, PREFERRED AND PREFERENCE STOCK

         The following description of Southwest's common stock, preferred stock, and preference stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Southwest. Therefore, you should read carefully the more detailed provisions of Southwest's Restated Articles of Incorporation, as amended, Amended Bylaws, and Amended and Restated Rights Agreement, dated February 9, 1999, between Southwest and The Bank of New

York, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

GENERAL

         The authorized capital stock of Southwest consists of (1) 45,000,000 shares of Southwest common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock with a $20.00 par value. As of September 30, 2000, there were issued and outstanding 31,529,907 shares of Southwest common stock and no shares of Southwest preferred stock. All preference stock is reserved for issuance under the terms of Southwest's Amended and Restated Rights Agreement. No other classes of capital stock are authorized under the Southwest Restated Articles of Incorporation, as amended.

COMMON STOCK

         The holders of Southwest common stock are entitled to receive such dividends as the Southwest board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest preferred and preference stock. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to cumulative voting rights with respect to the election of directors and any class or series voting rights of holders of preferred and preference stock.

         In the event of any liquidation, dissolution or winding up of Southwest, whether voluntary or involuntary, the holders of shares of Southwest common stock, subject to any rights of the holders of outstanding shares of Southwest preferred or preference stock, are entitled to receive any remaining assets of Southwest after the discharge of its liabilities.

         Holders of Southwest common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Southwest common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

         Each outstanding share of Southwest common stock is accompanied by a right to purchase one one-hundredth of a share of preference stock, with $20.00 par value, of Southwest at a price of $45.00 per right, subject to certain anti-dilution adjustments. The Southwest board of directors has reserved all of the shares of such stock for issuance upon exercise of the rights, as more fully discussed below under the heading "-- Shareholder Rights Plan."

         Southwest is the registrar and transfer agent for its common stock.

PREFERRED STOCK

         The Southwest board of directors is authorized, pursuant to the Southwest articles of incorporation, to issue up to 5,000,000 shares of Southwest preferred stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of Southwest preferred stock outstanding.

         Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

         (a)      the title and stated value of the preferred stock;

         (b)      voting rights, if any, of the preferred stock;

         (c) any rights and terms of redemption (including sinking fund provisions);

         (d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

         (e) whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

         (f) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

         (g) the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of preferred stock, including the conversion price (or manner of calculation) and conversion period;

         (h) the provision for redemption, if applicable, of the preferred stock;

         (i) the provisions for a sinking fund, if any, for the preferred stock;

         (j)      liquidation preferences;

         (k) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

         (l) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

         In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

         (a) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

         (b) the procedures for any auction and remarketing, if any, for the preferred stock;

         (c)      any listing of the preferred stock on any securities exchange;
                  and

         (d) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

RANK

         Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

         (a) senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

         (b) on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

         (c) junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

         Unless otherwise indicated in a prospectus supplement, Southwest will be the transfer agent, dividend and redemption price disbursement agent, and registrar for each series of preferred stock.

                        DESCRIPTION OF DEPOSITARY SHARES

         The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any applicable prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

         Southwest may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading "Description of Southwest's Common, Preferred, and Preference Stock -- Preferred Stock."

         The bank or trust company that will be the depositary will function as the intermediary between Southwest and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

         Southwest will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

                              ANTI-TAKEOVER MATTERS

SHAREHOLDER RIGHTS PLAN

         On March 5, 1996, the Southwest board of directors adopted a shareholders rights plan providing the right to purchase one one-hundredth of a share of preference stock. The description and terms of the rights are set forth in the amended and Restated Rights Agreement, dated as of February 9, 1999, by and between Southwest and The Bank of New York (successor to Harris Trust Company), as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Southwest shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Southwest on terms not approved by the Southwest board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The rights will expire on April 15, 2006. Until a right is exercised, the holder of the right will have no rights as a shareholder of Southwest beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

         The rights are designed to assure that all of Southwest's shareholders receive fair and equal treatment in the event of any proposed takeover of Southwest and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Southwest without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an "acquiring person" as defined in the rights agreement, the rights should not interfere with any merger or other business combination as long as it is approved by the Southwest board of directors.

OTHER ANTI-TAKEOVER PROVISIONS

         The Southwest Restated Articles of Incorporation, as amended and Amended Bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest stock or delaying or preventing a change in control of Southwest. The material provisions which may have such an effect are:

         (a) provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

         (b) a provision permitting the Southwest board of directors to make, amend or repeal the Southwest bylaws;

         (c) authorization for the Southwest board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

         (d) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the Southwest board of directors; and

         (e) provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest common stock entitled to vote.

         Some acquisitions of Southwest's outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various state regulatory authorities.

                              PLAN OF DISTRIBUTION

         We may sell the securities described in this prospectus from time to time in one or more transactions:

         (a)      to purchasers directly;

         (b)      to underwriters for public offering and sale by them;

         (c)      through agents;

         (d)      through dealers; or

         (e)      through a combination of any of the foregoing methods of sale.

         We may distribute the securities from time to time in one or more transactions at:

         (a)      a fixed price or prices, which may be changed;

         (b)      market prices prevailing at the time of sale;

         (c)      prices related to such prevailing market prices; or

         (d)      negotiated prices.

DIRECT SALES

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

TO UNDERWRITERS

         The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

         Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

         Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

THROUGH AGENTS AND DEALERS

         We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

         If we utilize a dealer in the sale of the securities being offered pursuant to their prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

DELAYED DELIVERY CONTRACTS

         If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement.

         The underwriters, dealers and agents will not be responsible for the validity of performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

GENERAL INFORMATION

         Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

         Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

         Unless we indicate differently in a prospectus supplement, we will not list the securities, other than common stock, on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

                                     EXPERTS

         The consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included in the Annual Report on Form 10-K for the year ended December 31, 1999, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL MATTERS

         The validity of the Securities will be passed upon for Southwest by O'Melveny & Myers LLP, Los Angeles, California.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


             Registration fee                                                   $         105,600
         *   Listing fees                                                                  15,000
         *   Printing and engraving expenses                                              225,000
         *   Accounting fees and expenses                                                 160,000
         *   Legal fees and expenses                                                      280,000
         *   Blue sky fees and expenses                                                    10,000
         *   Fees and expenses of Transfer Agent, Trustee and Depositary                   20,000
         *   Rating agency fees                                                           290,000
         *   Miscellaneous                                                                 30,000
                                                                                -----------------
                  TOTAL                                                         $       1,135,600
                                                                                =================
---------------
*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VIII of the Registrant's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers of the Company.

ITEM 16.  EXHIBITS.

 Exhibit No.                        Description of Exhibit
------------                        ----------------------
     *1.01        Forms of Underwriting Agreement or Distribution Agreement.
      3(i)        Restated Articles of Incorporation, as amended.
      3(ii)       Amended Bylaws of Southwest Gas Corporation.
      4.01        Form of  Deposit  Agreement  (included  as an  exhibit  to the
                  Registrant's Registration Statement No. 33-55621 on Form S-3 and incorporated herein by reference).
      4.02        Form of Depositary Receipt (attached as Exhibit A to Deposit
                  Agreement included as Exhibit 4.01 hereto).
      4.03        Indenture relating to the Debt Securities (included as an
                  exhibit to the Registrant's Form 8-K dated July 26, 1996 and incorporated herein by reference).
      4.19        Amended and Restated Rights Agreement between the Company and
                  Harris Trust Company, as Rights Agent, dated as of
                  February 9, 1999.
      5.01        Opinion of O'Melveny & Myers LLP as to the validity of
                  Securities issued by the Company.
     12.01        Computation of Ratios of Earnings to Fixed Charges and Ratios
                  of Earnings to Combined Fixed Charges and Preferred Stock
                  Dividends of the Company.
     23.01        Consent of Arthur Andersen LLP.
     23.02        Consent of O'Melveny & Myers LLP (included in Exhibit 5.01 to this Registration Statement).
     24.01        Power of Attorney (included on page II-3).
     25.01        Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of The Bank of New York under the indenture relating to the Debt Securities.

---------------
* To be filed by amendment or pursuant to a Form 8-K.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 19, 2000.


                                    SOUTHWEST GAS CORPORATION

                        By           /s/ MICHAEL O. MAFFIE
                          --------------------------------------------
                                         Michael O. Maffie
                             President and Chief Executive Officer






                                   SIGNATURES


       Each person whose signature appears below authorizes Michael O. Maffie and George C. Biehl, and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments, to this Registration Statement on his or her behalf, individually and in each capacity stated below, and to file any such amendment.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




              Signature                                        Title                                 Date
              ---------                                        -----                                 ----


          /s/ MICHAEL O. MAFFIE                                                                December 19, 2000
-----------------------------------------                  President and
           (Michael O. Maffie)                        Chief Executive Officer
                                                   (Principal Executive Officer)

           /s/ GEORGE C. BIEHL                                                                 December 19, 2000
-----------------------------------------            Executive Vice President,
            (George C. Biehl)                       Chief Financial Officer and
                                                       Corporate Secretary
                                                   (Principal Financial Officer)

           /s/ EDWARD A. JANOV                                                                 December 19, 2000
-----------------------------------------         Vice President, Controller and
            (Edward A. Janov)                        Chief Accounting Officer
                                                  (Principal Accounting Officer)




              Signature                                        Title                                 Date
              ---------                                        -----                                 ----


          /s/ GEORGE C.  BIEHL                                                                 December 19, 2000
----------------------------------------     Director, Executive Vice President,
             (George C. Biehl)                   Chief Financial Officer and
                                                     Corporate Secretary

          /s/ MANUEL J. CORTEZ                            Director                             December 19, 2000
----------------------------------------
            (Manuel J. Cortez)


            /s/ MARK M. FELDMAN                           Director                             December 19, 2000
----------------------------------------
             (Mark M. Feldman)


            /s/DAVID H. GUNNING                           Director                             December 19, 2000
----------------------------------------
            (David H. Gunning)


           /s/ THOMAS Y. HARTLEY                                                               December 19, 2000
----------------------------------------           Chairman of the Board
            (Thomas Y. Hartley)                         of Directors


           /s/ MICHAEL B. JAGER                           Director                             December 19, 2000
----------------------------------------
            (Michael B. Jager)


           /s/ LEONARD R. JUDD                            Director                             December 19, 2000
----------------------------------------
             (Leonard R. Judd)


            /s/ JAMES J. KROPID                           Director                             December 19, 2000
----------------------------------------
             (James J. Kropid)


           /s/ MICHAEL O. MAFFIE                                                               December 19, 2000
----------------------------------------           Director, President and
            (Michael O. Maffie)                    Chief Executive Officer


           /s/ CAROLYN M. SPARKS                          Director                             December 19, 2000
----------------------------------------
            (Carolyn M. Sparks)


          /s/ TERRANCE L. WRIGHT                          Director                             December 19, 2000
----------------------------------------
           (Terrance L. Wright)



                                                       Exhibit Index

      Exhibit
      Number                                                         Description
------------------         ---------------------------------------------------------------------------------------------------------

       5.01                Opinion of O'Melveny & Myers LLP as to the validity of Securities issued by the Company.

      12.01                Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined
                           Fixed Charges and Preferred Stock Dividends of the Company.

      23.01                Consent of Arthur Andersen LLP.

      23.02                Consent of O'Melveny & Myers LLP (included in Exhibit 5.01 to this Registration Statement).

      25.01                Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York
                           under the indenture relating to the Debt Securities.